                                  SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                Revised Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934*

Filed by the Registrant /X/
Filed by a Party other than the Registrant /_/

Check the appropriate box:

/ / Preliminary Proxy Statement          /_/ Confidential, For Use of the
/X/ Definitive Proxy Statement               Commission Only (as permitted By
/_/ Definitive Additional Materials          Rule 14a-6(e)(2))
/_/ Soliciting Material Pursuant to
    Rule 14a-11(c) or Rule 14a-12

                             RARE MEDIUM GROUP, INC.

                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/   No Fee Required.

/ /   Fee Computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1) Title of each class of securities to which transaction applies:

2)    Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)    Proposed maximum aggregate value of transaction:

5)    Total fee paid:

/_/   Fee paid previously with preliminary materials:

/_/ Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1)    Amount Previously Paid:

2)    Form, Schedule or Registration No.

3)    Filing Party:

4)    Date Filed:

* This revised definitive proxy statement amends and restates Proposal II contained in the Registrant's definitive proxy statement that was previously filed by the Registrant on May 8, 2000.

                            RARE MEDIUM GROUP, INC.
                          565 FIFTH AVENUE, 29TH FLOOR
                            NEW YORK, NEW YORK 10017

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            To Be Held June 15, 2000

         To the holders of Common Stock and Series A Convertible Preferred Stock (collectively, the "Stockholders") of Rare Medium Group, Inc., a Delaware corporation (the "Company"):

         Please take notice that an Annual Meeting of Stockholders (the "Annual Meeting") of the Company will be held in the Forest Ballroom of the W Hotel, 541 Lexington Avenue, New York, NY 10022 on June 15, 2000, at 10:00 a.m., local time, for the following purposes, all as more fully described in the attached Proxy Statement:

         1.       To elect three (3) Class 1 Directors;

         2. To ratify the amendments to the Company's 1998 Long-Term Incentive Plan;

         3. To ratify the appointment of KPMG LLP as the independent auditors of the Company for the year ending December 31, 2000; and

         4. To transact such other business as may come before the Annual Meeting or any adjournment or postponement thereof.

         Stockholders are urged to read carefully the attached Proxy Statement for additional information concerning the matters to be considered at the Annual Meeting. The Board of Directors of the Company has fixed the close of business on April 21, 2000 as the record date (the "Record Date") for the determination of Stockholders entitled to vote at the Annual Meeting. Only Stockholders of record at the close of business on the Record Date will be entitled to notice of, and to vote at, the meeting or any postponement or adjournment thereof.

         YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING OF STOCKHOLDERS. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, WE RESPECTFULLY URGE YOU TO COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED FORM OF PROXY. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

                                          By Order of the Board of Directors,

                                          /s/ Robert C. Lewis

                                          Robert C. Lewis
                                          Vice President, General Counsel
                                            and Secretary

New York, New York
May 15, 2000

                                   Important
         Please complete, sign, date and promptly mail your proxy card.

                             RARE MEDIUM GROUP, INC.
                          565 FIFTH AVENUE, 29TH FLOOR
                            NEW YORK, NEW YORK 10017

    -------------------------------------------------------------------------
                                 PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 15, 2000

    -------------------------------------------------------------------------

         This Proxy Statement and the accompanying proxy card are being furnished to the holders (the "Stockholders") of the common stock, par value $0.01 per share (the "Common Stock"), and Series A Convertible Preferred Stock, par value $0.01 per share (the "Series A Preferred Stock"), of Rare Medium Group, Inc. (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board of Directors") for use in voting at the Annual Meeting of Stockholders to be held at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting, and any and all adjournments or postponements thereof (the "Annual Meeting"). This Proxy Statement and the accompanying proxy card are first being mailed or delivered to the Stockholders on or about May 15, 2000.

         Only holders of Common Stock and Series A Preferred Stock of record on the books of the Company at the close of business on April 21, 2000 (the "Record Date") will be entitled to notice of, and to vote at, the Annual Meeting. On that date, there were outstanding 49,617,118 shares of Common Stock and 924,837 shares of Series A Preferred Stock. The holders of a majority of the votes entitled to vote at the Annual Meeting, present in person or represented by proxy, will constitute a quorum for the transaction of business at the meeting. Each share of Common Stock outstanding on the Record Date is entitled to one vote on each matter which may be brought before the Annual Meeting. The holders of the Series A Preferred Stock are entitled to an aggregate of 9,750,000 votes as of such Record Date, or 10.54 votes per share of Series A Preferred Stock. Other than the election of directors, which requires a plurality of the votes cast, Proposals II and III submitted to the Stockholders require the affirmative vote of the holders of a majority of the total number of votes of the capital stock of the Company represented and entitled to vote at the Annual Meeting. Only holders of Series A Preferred Stock will vote on the election of Michael S. Gross as a Class 1 Director. Abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present at the meeting. In determining the outcome of the election of directors, instructions withholding authority and broker non-votes will not be taken into account and will have no effect on the outcome of the vote. For purposes of tabulating the votes with respect to Proposals II and III, abstentions will have the effect of a vote "Against" such proposals and broker non-votes will not be taken into account and will have no effect on the outcome of the vote.

         It is expected that the solicitation of proxies will be primarily by mail. Proxies also may be solicited personally or by telephone, telecopy, telegraph or teletype by officers, directors or employees of the Company without additional compensation. The total expense of preparing, assembling and mailing proxy material and the Annual Report to Stockholders will be borne by the Company. Such expense may also include reimbursement for out-of-pocket disbursements incurred by brokerage houses and other custodians, nominees or other fiduciaries for forwarding such documents to the Stockholders.

         All proxies delivered pursuant to this solicitation are revocable by giving written notice to the Secretary of the Company by the person executing the proxy at any time before the voting thereof. On the accompanying proxy a Stockholder may substitute the name of another person in place of those persons presently named as proxies. In order to vote, a substitute must present adequate identification to the Secretary before the voting occurs. Proxies given in the form enclosed, unless previously revoked, will be voted at the Annual Meeting in accordance with the instructions contained therein and, if no choice is specified, will be voted in favor of the election of the three nominees for director and for the proposals set forth herein and in the Notice of Annual Meeting.

                      [This page intentionally left blank]

                               TABLE OF CONTENTS

                                                                                                              PAGE
                                                                                                              ----
The Annual Meeting.........................................................................................      1
Proposal I
  Election of Directors....................................................................................      2
Proposal II
  Ratify the Amendments to the 1998 Long-Term Incentive Plan...............................................      8
Proposal III
  Ratify the Appointment of KPMG LLP as the Independent Auditors of the Company for the Year Ended
     December 31, 2000.....................................................................................     13
Security Ownership of Certain Beneficial Owners and Management.............................................     14
Executive Compensation.....................................................................................     16
Forward-Looking Statements.................................................................................     24
Other Business.............................................................................................     24
Stockholder Proposals......................................................................................     24
Additional Information.....................................................................................     24
Annual Report on Form 10-K.................................................................................     24

                      [This page intentionally left blank]

                               THE ANNUAL MEETING

DATE, TIME AND PLACE

         This Annual Meeting is scheduled to be held at 10:00 a.m., local time, on June 15, 2000, in the Forest Ballroom of the W Hotel, 541 Lexington Avenue, New York, New York 10022.

PURPOSE

         At the Annual Meeting the holders of the Common Stock and the Series A Preferred Stock will be asked to consider and vote upon each of the following matters:

         1.       The election of three Class 1 Directors;

         2. The ratification of the amendments to the Company's 1998 Long-Term Incentive Plan;

         3. The ratification of the appointment of KPMG LLP as the independent auditors of the Company for the year ending December 31, 2000; and

         4. The transaction of such other business as may come before the Annual Meeting or any adjournment or postponement thereof.

         The Board of Directors has unanimously voted for and approved the above proposals and recommends a vote for approval of the election of the three nominees for director set forth herein and for each of the above proposals by the Stockholders entitled to vote at the Annual Meeting.

RECORD DATE

         The Board of Directors has fixed the close of business on April 21, 2000 as the Record Date for the determination of Stockholders entitled to notice of, and to vote at, the Annual Meeting. Only Stockholders of record at the close of business on the Record Date will be entitled to notice of, and to vote at, the Annual Meeting. On the Record Date, there were issued and outstanding 49,617,118 shares of Common Stock and 924,837 shares of Series A Preferred Stock. Each holder of Common Stock entitled to vote at the Annual Meeting will be entitled to one vote per share. The holders of the Series A Preferred Stock are entitled to an aggregate 9,750,000 votes as of the Record Date, or 10.54 votes per share of Series A Preferred Stock. The holders of Common Stock and Series A Preferred Stock will vote together as a single class on each matter presented at the Annual Meeting, except that only the holders of Series A Preferred Stock will vote on the election of Michael S. Gross as a Class 1 director.

QUORUM

         The holders of a majority of the votes entitled to vote at the Annual Meeting, present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. If a quorum is not present or represented at the Annual Meeting, the holders of a majority of the shares represented at the Annual Meeting shall have the power to adjourn the Annual Meeting from time to time, without notice, other than by announcement at the meeting, until a quorum is present or represented. At any such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the original meeting. If and when a quorum is present or represented at the Annual Meeting or any adjournment thereof, the Stockholders present or represented at the meeting may continue to transact business until adjournment notwithstanding the withdrawal from the meeting of Stockholders counted in determining the existence of a quorum.

REQUIRED VOTE

         Other than the election of directors, which requires a plurality of the votes cast, Proposals II and III submitted to the Stockholders require the affirmative vote of the holders of a majority of the total number of votes of the capital stock of the Company represented and entitled to vote at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present at the meeting. In determining the outcome of the election of directors, instructions withholding authority and broker non-votes will not be taken into account and will have no effect on the outcome of the vote. For purposes of tabulating the votes with respect to Proposals II and III, abstentions will have the effect of a vote "Against" such proposals and broker non-votes will not be taken into account and will have no effect on the outcome of the vote.

         All votes cast by proxy or in person will be counted by a representative of the American Stock Transfer & Trust Company, transfer agent for the Common Stock, who will serve as the inspector of elections at the Annual Meeting and who will separately tabulate affirmative votes, negative votes, abstentions and broker non-votes for the election of directors and each proposal. Broker non-votes occur where a broker holding stock in street name votes the shares on some matters but not others. The missing votes are deemed to be broker non-votes. The inspector of elections will treat broker non-votes as shares that are present and entitled to vote for the purpose of determining the presence of a quorum. However, for the purpose of determining the outcome of any matter as to which the broker or nominee has indicated on the proxy that it does not have discretionary authority to vote, those shares will be treated as not present and not entitled to vote with respect to that matter (even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters).

         As of the Record Date, directors and executive officers of the Company and their affiliates had the right to vote approximately 16% of all votes entitled to vote at the Annual Meeting. Such directors and executive officers of the Company and their affiliates have indicated that they intend to vote all of their shares "For" the election of each director nominee and each of the proposals.

PROXIES

         The enclosed proxies provide that each Stockholder may specify that his or her shares be voted "For" the director nominees or to "Withhold Authority" for the nominees and "For," "Against" or "Abstain" from voting with respect to each of the proposals. All shares of Common Stock and Series A Preferred Stock represented by properly executed proxies received prior to or at the Annual Meeting and not revoked will be voted in accordance with the instructions indicated in such proxies. Properly executed proxies that do not contain voting instructions will be voted "For" approval of the election of each director nominee and "For" approval of each of the other proposals. Stockholders are urged to mark the box on the proxy to indicate how their shares of Common Stock or Series A Preferred Stock are to be voted.

         It is not expected that any matter other than those referred to herein will be brought before the Annual Meeting. If, however, other matters are properly presented, the persons named as proxies will vote in accordance with their own judgment with respect to such matters, unless authority to do so is withheld in the proxy.

         Any Stockholder who executes and returns a proxy may revoke such proxy in writing at any time before it is voted at the Annual Meeting by: (i) filing with the Secretary of the Company, at 565 Fifth Avenue, 29th Floor, New York, New York 10017, written notice of such revocation bearing a later date than the proxy or a subsequent, later dated and signed proxy relating to the same shares; or (ii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy).

     The cost of this solicitation of proxies will be borne by the Company. Directors, officers and regular employees of the Company may solicit proxies in person, by telephone, by telecopy, by mail or by other means of communication, but such persons will not be specifically compensated for such services. The Company will reimburse American Stock Transfer & Trust Company for forwarding proxy materials to beneficial owners and serving as inspectors of election. The Company has retained Morrow & Co. to assist it in the solicitation of proxies and will pay Morrow & Co. a fee of approximately $12,000. The total estimated cost for this solicitation is approximately $50,000.

                                   PROPOSAL I
                             ELECTION OF DIRECTORS

         At the Special Meeting of Stockholders held on March 16, 1999, the Stockholders approved an amendment to the Company's Certificate of Incorporation establishing a classified Board of Directors, divided into three classes having staggered terms of three years each. Pursuant to Article Ninth of the Certificate of Incorporation, which was approved by the Stockholders at such Special Meeting, and Article III, Section 1 of the Amended and Restated By-Laws of the Company, the Board of Directors may determine, with certain limitations, the total number of directors and the number of directors to be elected at any Annual Meeting of Stockholders or special meeting in lieu thereof. The Board of Directors has currently fixed the total number of directors at seven, consisting of three Class 1 directors, two Class 2 directors and two Class 3 directors. The number of directors is subject to increase to eight as contemplated by the Amended and Restated Securities Purchase Agreement, dated June 4, 1999 (the "Securities Purchase Agreement with Apollo"), by and among the Company and Apollo Investment Fund IV, L.P., Apollo Overseas Partners IV, L.P. and AIF IV/RRRR LLC (hereinafter collectively referred to as the "Apollo Stockholders" or the "Preferred Stockholders"). On June 4, 1999, the Apollo Stockholders designated Andrew Africk as their Preferred Stock Director pursuant to the Certificate of Designations governing the Series A Preferred Stock (the "Certificate of Designations") and Mr. Africk now serves as a Class 2 director at the discretion of the Preferred Stockholders. On August 19, 1999, following stockholder approval of the transactions pursuant to which the Series A Preferred Stock was issued, the Apollo Stockholders designated Michael S. Gross as their second Preferred Stock Director pursuant to the Certificate of Designations and Mr. Gross now serves as a Class 1 director at the discretion of the Preferred Stockholders. Although Mr. Rowan is a Class 1 nominee, and is affiliated with the Apollo Stockholders, he has not been designated by the Apollo Stockholders. The term of the Class 1 directors expires at the Annual Meeting and until their successors are duly elected and qualified. The Class 2 directors have a term expiring at the 2001 annual meeting of Stockholders and until their successors are duly elected and qualified. The Class 3 directors have terms expiring at the 2002 annual meeting of Stockholders and until their successors are duly elected and qualified.

         All nominees for director to be elected at the Annual Meeting are currently members of the Board of Directors. The Company has no reason to believe that any of the nominees will be unable to serve. In the event that any nominee should not be available, the persons named in the proxy will vote for the others and may vote for a substitute for such nominee.

INFORMATION WITH RESPECT TO DIRECTOR NOMINEES

         Listed below are the nominees for Class 1 directors, with information showing the principal occupation, business experience and current public directorships, if any, of each, the age of each as of the date of this Proxy Statement and the year each was first elected a director of the Company.

         Unless authority is withheld, proxies in the accompanying form will be voted in favor of electing the individuals identified in the table below as Class 1 directors of the Company. If the proxy is executed in such a manner as to withhold authority to vote for one or more nominees for director, such instructions will be followed by the persons named as proxies.

NAME                                                                         AGE    CLASS    POSITION    DIRECTOR SINCE
--------------------------------------------------------------------------   ---    -----    --------    --------------
Class 1 nominees to be elected by Common Stockholders:
Jeffrey M. Killeen........................................................   46       1      Director         1998
Marc J. Rowan.............................................................   37       1      Director         1999

Class 1 nominee to be elected by Preferred Stockholders:
Michael S. Gross..........................................................   38       1      Director         1999

CLASS 1 NOMINEES

         Jeffrey M. Killeen. Mr. Killeen has been a director of the Company since October 1998. Mr. Killeen has been the Chief Executive Officer of Forbes.com, the on-line division of Forbes magazine, since August 1999. Prior to that, Mr. Killeen was the Chief Operating Officer of barnesandnoble.com, an e-commerce company, from January 1998 to March 1999. Before joining barnesandnoble.com, Mr. Killeen served as President and Chief Executive Officer of Pacific Bell Interactive Media from August 1994 to January 1998.

         Marc J. Rowan. Mr. Rowan has been a member of the Board of Directors since June 1999. Mr. Rowan is one of the founding principals of Apollo Advisors, L.P. (which, together with its affiliates, acts as the managing general partner of several private securities investment funds, including Apollo Investment Fund IV, L.P.) and of Lion Advisors, L.P. (a financial advisor to, and representative of institutional investors with respect to, securities investments). Mr. Rowan is also a director of Vail Resorts, Inc., Quality Distribution, Inc., National Financial Partners, Inc., Samsonite Corporation, Wyndam International and NRT Incorporated.

         Michael S. Gross. Mr. Gross has been a member of the Board of Directors since August 1999. Mr. Gross is one of the founding principals of Apollo Advisors, L.P. and of Lion Advisors, L.P. Mr. Gross is also a director of Allied Waste Industries, Inc., Breuners Home Furnishing, Inc., Clark Enterprises Inc., Converse, Inc., Florsheim Group, Inc., United Rentals, Inc., Encompass Services Corporation and Saks Incorporated.

RECOMMENDATION OF THE BOARD OF DIRECTORS

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE CLASS I NOMINEES.

INFORMATION WITH RESPECT TO CONTINUING DIRECTORS

         Listed below are the continuing directors, with information showing the principal occupation, business experience and current public directorships, if any, of each, the age of each and the year each was first elected a director of the Company.

NAME                                                            AGE    CLASS         POSITION         DIRECTOR SINCE
-------------------------------------------------------------   ---    -----    ------------------    --------------
Glenn S. Meyers..............................................   39       3      Chairman and Chief         1998
                                                                                  Executive
                                                                                Officer
William F. Stasior...........................................   59       3      Director                   2000
Richard T. Liebhaber.........................................   65       2      Director                   1998
Andrew D. Africk.............................................   33       2      Director                   1999

         Glenn S. Meyers. Mr. Meyers, a Class 3 director, is the co-founder, Chairman and Chief Executive Officer of the Company. He is also Chairman and Chief Executive Officer of the Company's wholly-owned subsidiary, Rare Medium, Inc. and has been a member of the Company's Board of Directors as well as the Company's Chief Executive Officer since April 1998. Prior to joining Rare Medium, Inc. in September 1996, Mr. Meyers was President of Brookridge Capital Management, an Internet venture capital firm from 1994 to September 1996. Mr. Meyers is also a director of L90, Inc.

         William F. Stasior. Mr. Stasior joined the Board of Directors in April 2000 as a Class 3 director, replacing Steven Winograd upon Mr. Winograd's resignation. Mr. Stasior was the Chairman and Chief Executive Officer of Booz Allen & Hamilton Inc., a management and technology consulting firm, from 1991 to 1999, and had served on the Board of Directors of Booz Allen since 1979. Since October 1999, Mr. Stasior has been the Senior Chairman of Booz Allen. Mr. Stasior also serves on the Board of Directors of OPNET, a software company that specializes in enhancing network performance for the Internet and other applications and Emerging Vision Inc., an optical retailer.

         Richard T. Liebhaber. Mr. Liebhaber, a Class 2 director, has been a member of the Board of Directors since June 1998. Mr. Liebhaber has been a Managing Director of Veronis, Suhler & Associates, Inc., the New York media merchant banking firm, since June 1, 1995. In addition, Mr. Liebhaber is currently a member of the following boards of directors: Qwest Communications, Inc., Advanced Radio Telecommunications, AVICI Systems, Inc., Internet Communications Corporation, and Alcatel USA, Inc. Mr. Liebhaber also serves as a consultant and member of the Advisory Board of Corning, Inc.

         Andrew D. Africk. Mr. Africk, a Class 2 director, has been a member of the Board of Directors since June 1999. Mr. Africk is a partner of Apollo Advisors, L.P. and of Lion Advisors, L.P. Mr. Africk is also a director of Continental Graphics Holdings, Inc. and Encompass Services Corporation, as well as several private venture companies.

BOARD MEETINGS AND COMMITTEES

         The Board of Directors held five (5) meetings during the year ended December 31, 1999. Each director attended all of the meetings of the Board of Directors.

         The Board of Directors has an Audit Committee and a Compensation Committee which meet as the need arises. The Audit Committee reviews and makes recommendations with respect to the Company's internal controls and financial reports and in connection with such reviews and recommendations, communicates with and receives information independently from appropriate Company financial personnel regarding the Company's financial condition. The Audit Committee, with the Company's Executive Vice President and Chief Financial Officer, also reviews the scope and results of the annual audit with the Company's auditors and other activities the auditors perform with the Company. The Audit Committee met four
(4) times during the year ended December 31, 1999. The Audit Committee met on February 14, 2000, with the Company's auditors to discuss the results of the 1999 audit. During the last fiscal year, the Audit Committee was composed of Steven Winograd, Richard T. Liebhaber and Andrew D. Africk. In April 2000, Mr. Winograd resigned as director and Mr. Stasior replaced Mr. Winograd on the Board of Directors. The Audit Committee is currently composed of Richard T. Liebhaber and Andrew D. Africk. The Compensation Committee met once during the year ended December 31, 1999 on August 30, 1999. Prior to that meeting, the Board of Directors as a whole considered, and from time to time considers, matters relating to Executive Compensation. The Compensation Committee periodically reviews and evaluates the compensation of the Company's officers and administers grants of options from the Company's Equity Participation Plan, Nonqualified Stock Option Plan, the Amended and Restated Equity Plan for Directors and the Company's 1998 Long-Term Incentive Plan. The Compensation Committee is currently composed of Jeffrey M. Killeen and Andrew D. Africk.

COMPENSATION OF DIRECTORS

         Each non-employee director receives a per meeting fee of $1,000 for each meeting of the Board of Directors and $500 for each committee meeting attended, along with expenses incurred in connection with each meeting attended.

         Under the Company's 1998 Long-Term Incentive Plan, each new non-employee director of the Company is automatically granted an option to purchase shares of Common Stock as of the effective date of the non-employee director's initial election to the Board of Directors and thereafter at the close of business on the date of final adjournment of each Annual Meeting of Stockholders. The number of shares of Common Stock subject to each initial option will be 25,000 shares and the number of shares subject to each annual option will be 25,000 shares or, if so determined by the Board of Directors, such other number of shares specified in the most recent resolution of the Board of Directors adopted on or prior to the date of the Annual Meeting of Stockholders that coincides with or most recently precedes the date of grant of the option. In general, the exercise price per share of Common Stock purchasable upon exercise of a non-employee director's initial or annual option will be equal to 100% of the fair market value of a share of Common Stock on the date of grant of the option.

         Upon becoming directors of the Company in 1998, each of Steven Winograd and Jeffrey M. Killeen was granted an option to purchase 75,000 shares of Common Stock on October 28, 1998 under the Amended and Restated Equity Plan for Directors, exercisable at $1.9375 per share, the fair market value of the Common Stock on the date of grant. Richard T. Liebhaber was granted an option to purchase 75,000 shares of Common Stock on November 2, 1998 under the Amended and Restated Equity Plan for Directors, exercisable at $2.8125 per share, the fair market value of the Common Stock on the date of grant. All of these options vest ratably over three years. It is anticipated that future grants of stock options to directors will principally be made under the Company's 1998 Long-Term Incentive Plan.

         Upon becoming directors of the Company on June 4, 1999, each of Andrew
D. Africk and Marc J. Rowan was granted an option to purchase 75,000 shares of Common Stock under the 1998 Long-Term Incentive Plan, exercisable at $7.00 per share, both of which vest ratably over three years. Upon becoming a director of the Company as of August 19, 1999, Michael S. Gross was granted an option to purchase 75,000 shares of Common Stock under the 1998 Long-Term Incentive Plan, exercisable at $7.00 per share, which vests ratably over three years.

EXECUTIVE OFFICERS

         The names of the Company's executive officers, and certain information about them, is set forth below.

NAME                                                  AGE    POSITION                                OFFICER SINCE
---------------------------------------------------   ----   -------------------------------------   -------------
Glenn S. Meyers....................................   39     Chairman and Chief Executive Officer         1998
Suresh V. Mathews..................................   45     President and Chief Operating Officer        1999
Jeffrey J. Kaplan..................................   51     Executive Vice President and                 1999
                                                               Chief Financial Officer
Robert C. Lewis....................................   35     Vice President, General Counsel              1998
                                                               and Secretary
Craig C. Chesser...................................   39     Vice President and Treasurer                 1998
Michael A. Hultberg................................   34     Vice President and Controller                1999

         Glenn S. Meyers--Chairman and Chief Executive Officer. Mr. Meyers is the co-founder, Chairman and Chief Executive Officer of the Company. He is also Chairman and Chief Executive Officer of the Company's wholly-owned subsidiary, Rare Medium, Inc. and has been a member of the Company's Board of Directors as well as the Company's Chief Executive Officer since April 1998. Prior to joining Rare Medium, Inc. in September 1996, Mr. Meyers was President of Brookridge Capital Management, an Internet venture capital firm from 1994 to September 1996. Mr. Meyers is also a director of L90, Inc.

         Suresh V. Mathews--President and Chief Operating Officer. Mr. Mathews was appointed the Company's President and Chief Operating Officer in April 2000. Mr. Mathews has also been the President and Chief Operating Officer of the Company's wholly-owned subsidiary, Rare Medium, Inc. since January 1999. Prior to joining Rare Medium, Inc., Mr. Mathews was Senior Vice President and Chief Information Officer of Quaker State Corporation from June 1991 to December 1998.

         Jeffrey J. Kaplan--Executive Vice President and Chief Financial Officer. Mr. Kaplan has been the Company's Executive Vice President and Chief Financial Officer since September 1999. Mr. Kaplan served as Executive Vice President, Chief Financial Officer and Director of Safety Components International, Inc., a leading manufacturer of airbag cushions and fabric from February 1997 to August 1999. From October 1993 to February 1997, Mr. Kaplan served as Executive Vice President, Chief Financial Officer and Director of International Post Limited, a leading provider of post-production services for commercial and advertising markets.

         Robert C. Lewis--Vice President, General Counsel and Secretary. Mr. Lewis has been the Company's Vice President and General Counsel since May 1998 and Secretary of the Company since August 1998. Prior to joining the Company, Mr. Lewis was an associate at the law firm of Fried, Frank, Harris, Shriver & Jacobson from October 1992.

     Craig C. Chesser--Vice President and Treasurer. Mr. Chesser has been a Vice President of the Company since July 1998 and has been the Treasurer of the Company since November 1999. Mr. Chesser served as Corporate Controller of the Company from July 1998 to November 1999. Prior to joining the Company,
Mr. Chesser was Vice President, Finance for TransCare Corporation, a health care industry consolidator. Previously, Mr. Chesser was Vice President, Finance and Administration for Sunwestern Investment Group, a venture capital organization.

     Michael A. Hultberg--Vice President and Controller. Mr. Hultberg joined the Company as Vice President and Controller in November 1999. From July 1988 to November 1999, Mr. Hultberg was employed by KPMG LLP, most recently as Senior Manager.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  APOLLO SECURITIES PURCHASE AND CONVERSION

         On June 4, 1999, the Company issued and sold to the Apollo Stockholders, for an aggregate purchase price of $87.0 million, 126,000 shares of Series A Preferred Stock, 126,000 Series 1-A warrants, 1,916,994 Series 2-A warrants, 744,000 shares of Series B Convertible Preferred Stock, 744,000 Series 1-B warrants and 10,345,548 Series 2-B warrants.

     Under the terms of the Securities Purchase Agreement with the Apollo Stockholders, at the 1999 annual meeting of Stockholders held on August 19, 1999, the holders of Common Stock approved the conversion of all of the Series B Convertible Preferred Stock, Series 1-B warrants and Series 2-B warrants, including the additional Series B securities that have been issued as dividends, into like amounts of Series A Preferred Stock, Series 1-A warrants and Series 2-A warrants, respectively. Pursuant to the approval, all Series B Convertible Preferred Stock, Series 1-B warrants and Series 2-B warrants were converted into Series A Preferred Stock, Series 1-A warrants and Series 2-A warrants, respectively. The Series A securities are convertible into or exercisable for voting Common Stock whereas the Series B securities were convertible into or exercisable for non-voting Common Stock.

         From time to time the Company has provided, and may in the future provide, internet related professional advisory and consultative services in the ordinary course of business and on terms believed to be comparable to those obtainable by third parties to portfolio companies in which the Apollo Stockholders have an investment or in which they have considered investing. In addition, in March 2000 the Company committed up to $2,806,000 to a special purpose investment vehicle and on terms coincident with those of the other investors therein, who were principals of Apollo Advisors IV, L.P., for the purpose of making securities investments.

  TRANSACTIONS WITH BEAR, STEARNS & CO. INC.

         Pursuant to an agreement dated April 12, 1999, the Company retained Bear Stearns as its financial advisor to provide investment banking services, including advisory services in connection with the investment transaction consummated pursuant to the Securities Purchase Agreement with the Apollo Stockholders for which it has received a fee of $2,392,500. In addition, as acknowledged by the terms of the agreement with Bear Stearns, an affiliate of Bear Stearns has invested, indirectly, $10,000,000 in the securities of the Company in the transaction consummated with Apollo Investment Fund IV, L.P and the other Preferred Stockholders pursuant to the Securities Purchase Agreement with the Apollo Stockholders. Steven Winograd, a director of the Company until April 2000, invested $250,000 in the Company through AIF IV/RRRR LLC, one of the Apollo Stockholders.

         In addition, the Company paid Bear Stearns a fee of $600,000 plus expenses, for investment banking services that it rendered in connection with the private placement of 2,500,000 shares of Common Stock in January 2000 and a fee of $500,000 plus expenses for investment banking services rendered in connection with the acquisition of two of the Company's Internet professional services subsidiaries in December 1999. Steven Winograd, a director of the Company until April 2000, was also a Senior Managing Director at Bear Stearns until April 2000.

EMPLOYMENT AGREEMENTS

         For a description of the employment agreements between the Company and certain executive officers, please see the descriptions under the heading "Executive Compensation--Employment Contracts and Change-in-Control Arrangements."

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's securities, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater-than-10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

         To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that during the year ended December 31, 1999, its officers, directors and greater-than-10% stockholders complied with all Section 16(a) filing requirements, with the exception of late filings of Initial Statements of Beneficial Ownership of Securities on Form 3 for each of Suresh V. Mathews, Jeffrey J. Kaplan, Craig C. Chesser and Michael A. Hultberg. Such forms were subsequently filed with the SEC.

                                  PROPOSAL II
           RATIFY THE AMENDMENTS TO THE 1998 LONG-TERM INCENTIVE PLAN

         The Board recommends that the Stockholders ratify an amendment to the Company's 1998 Long-Term Incentive Plan (the "Plan") to: (i) increase the number of shares of Common Stock available for issuance under the Plan from 8,000,000 shares to 23,000,000 shares; (ii) provide that no participant in the Plan may be granted options and stock appreciation rights ("SARs") that become exercisable in any one year for more than 700,000 shares of Common Stock and awards other than options and SARs that may be settled for the first time in any one year by delivery of more than 350,000 shares of Common Stock; and (iii) provide that all options and SARs will terminate no later than the tenth anniversary of the date of grant. Under the Plan prior to its amendment: (i) there were 8,000,000 shares reserved for issuance under the Plan; (ii) no participant could be granted options in any one year for more than 400,000 shares or other awards for more than 200,000 shares, and (iii) the option expiration date would be determined in the discretion of the Committee (as defined below). In the event that the Stockholders do not approve the amendment: (i) the number of shares of Common Stock reserved for issuance under the Plan will increase from 8,000,000 to 15,500,000 (rather than 23,000,000 under the amendment) and (ii) certain options granted under the Plan will not qualify for treatment as incentive stock options ("ISOs"), as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") (see "Certain Federal Income Tax Consequences - Incentive Stock Options").

THE PLAN

         The purpose of the Plan, which was adopted on May 6, 1998 by the Board and ratified by the Stockholders on March 16, 1999, is to enable the Company to compete successfully in attracting, retaining, motivating and rewarding executive officers, key employees, directors and consultants of and service providers to the Company and its subsidiaries and to enable such persons to acquire or increase their proprietary interest in the Company, thereby promoting a closer identity of interests between such persons and the Stockholders. The Board believes that the Plan increases the Company's flexibility in furthering such purposes. The Plan provides for the grant of ISOs, non-qualified stock options ("NSOs"), stock appreciation rights ("SARs"), restricted stock awards, deferred stock awards, bonus stock awards, dividend equivalents and other types of stock-based awards. Awards granted under the Plan may, at the discretion of the Committee (as defined below) be granted alone or in addition to, in tandem with or in substitution for any other award granted under the Plan. Executive officers and key employees of the Company and its subsidiaries, including any director or officer who is also an executive officer or key employee; directors of the Company; and persons who provide consulting or other services to the Company deemed by the Committee to be of substantial value to the Company, are eligible to be granted awards under the Plan.

ADMINISTRATION OF THE PLAN

         The Plan is administered by the Compensation Committee of the Board (the "Committee"). The Committee has the full authority, in its sole discretion, among other things, to interpret the Plan, to establish from time to time regulations for the administration of the Plan and to determine the persons to whom awards will be granted and the terms of the awards. In appointing members to the Committee, the Board will consider whether each member will qualify as a "non-employee director" within the meaning of Rule 16 b-3 ("Rule 16 b-3") under the 1934 Act and as an "outside director" within the meaning of Treasury Regulation Section 1.162-27(e)(3) under Section 162(m) of the Code, but such members are not required to so qualify at the time of appointment or during their term of service on the Committee. The Board will perform the functions of the Committee for purposes of granting awards to non-employee directors, and the Board may perform any function of the Committee under the Plan for any other purpose, including without limitation, for the purpose of ensuring that transactions under the Plan by participants who are then subject to Section 16 of the 1934 Act in respect of the Company are exempt under Rule 16 b-3.

STOCK OPTIONS

         The Committee is authorized to grant awards of options, including ISOs and NSOs. The exercise price per share of Common Stock purchasable under an option will be determined by the Committee; provided, however, that such exercise price must be at least 100% of the fair market value of such shares of Common Stock on the date the option is granted. The Committee will determine the date or dates at which an option may be exercised in whole or in part, the methods by which the exercise price may be paid or deemed to be paid, the form of such payment, including, without limitation, cash, shares of Common Stock, other awards, other property or through "cashless exercise arrangements" (to the extent permitted by applicable law), and the methods by which Common Stock will be delivered or deemed to be delivered to participants. The term of an option granted under the Plan will be for such period as may be determined by the Committee; provided, however, that in no event will the term of any ISO or any SAR granted in tandem therewith exceed a period of ten years from the date of grant (or such shorter period as may be applicable under Section 422 of the Code).

         The terms of any ISO granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code. No ISO will be granted more than ten years after the effective date of the Plan. No ISO will be granted to any employee who immediately after the grant would own more than 10% of the total combined voting power or value of all classes of capital stock of the Company, or any subsidiary of the Company, unless the option price is at least 110% of the fair market value of the shares of Common Stock subject to the option, and the option on the date of grant shall expire not later than five years from the date the option is granted. In addition, the aggregate fair market value of the shares of Common Stock, determined at the date of grant, with respect to which ISOs are exercisable for the first time by a participant during any calendar year, shall not exceed $100,000.

NON-EMPLOYEE DIRECTOR OPTIONS

         Non-employee directors of the Company are eligible for automatic grants of NSOs under the Plan. A non-employee director will automatically be granted an initial option covering 25,000 shares of Common Stock as of the effective date of the non-employee director's initial election to the Board. In addition, unless an alternative arrangement has been made, a non-employee director will automatically be granted an option covering 25,000 shares of Common Stock at the close of business on the date of final adjournment of each annual meeting of stockholders of the Company, to the extent such non-employee director then qualifies as a non-employee director. Each option granted to a non-employee director will have an exercise price equal to the fair market value of the shares of Common Stock on the date of grant and will expire at the earlier of ten years from the date of grant or one year after the date the non-employee director ceases to serve as a director of the Company for any reason. Each option granted to a non-employee director may be exercised, prior to expiration, commencing one year after the date of grant, or at such earlier date as may be specified by the Board; provided, however, that an option may be exercised following a non-employee director's termination of service as a director for reasons other than death or disability, but only if the non-employee director served for, at least, eleven months after the date of grant or the option was otherwise exercisable at the date of termination of service. The exercise price of an option granted to a non-employee director may be paid in cash or by surrender of shares of Common Stock already owned by the non-employee director (except for shares acquired from the Company by exercise of an option less than six months before the date of surrender) having a fair market value at the time of exercise equal to the exercise price, or by a combination of cash and shares. The other terms of the options granted to non-employee directors will be consistent with the terms of stock options granted to employees.

STOCK APPRECIATION RIGHTS

         The Committee is authorized to grant awards of SARs. An SAR granted to a participant will confer upon such participant a right to receive upon exercise the excess of the fair market value of one share of Common Stock on the date of exercise (or, if the Committee shall so determine in the case of an SAR that is not related to an ISO, during a specified period before or after the date of exercise) over the exercise price of the SAR as determined by the Committee as of the date of grant, which will not be less than the fair market value of one share of Common Stock on the date of grant. The Committee will determine the date, or dates, at which an SAR may be exercised in whole or in part, the method of exercise, method of settlement, form of consideration payable in settlement, method by which Common Stock will be delivered or deemed to be delivered to a participant, whether an SAR will be in tandem with any other award, and any other terms and conditions of any

SAR. An SAR designated as a "limited SAR" may only be exercised upon the occurrence of certain events constituting a "change in control" of the Company as defined in the Plan. Limited SARs may be either freestanding or issued in tandem with other awards.

RESTRICTED STOCK AWARDS

         The Committee is authorized to grant awards of Common Stock that are subject to restrictions on transferability and other restrictions imposed by the Committee. Except to the extent restricted under the award agreement relating to the restricted stock, a participant granted restricted stock will have all the rights of a stockholder of the Company. Except as otherwise determined by the Committee, upon termination of a participant's employment or service during the applicable restricted period, the restricted stock granted to such participant that is at that time subject to restrictions will be forfeited and reacquired by the Company; provided, however, that the Committee may provide, by rule or regulation or in any award agreement, or may determine in an individual case, that restrictions or forfeiture conditions relating to the restricted stock will be waived in whole or in part in the event of termination resulting from specified causes.

DEFERRED STOCK AWARDS

         The Committee is authorized to grant awards of Common Stock that are subject to restrictions on transferability and other restrictions imposed by the Committee. Delivery of the shares of Common Stock will occur upon the expiration of the deferral period applicable to the deferred stock, as determined by the Committee. Except as otherwise determined by the Committee, upon termination of a participant's employment or service during the applicable deferral period, the deferred stock granted to such participant that is at that time subject to forfeiture conditions will be forfeited; provided, however, that the Committee may provide, by rule or regulation or in any award agreement, or may determine in an individual case, that restrictions or forfeiture conditions relating to the deferred stock will be waived in whole or in part in the event of termination resulting from specified causes.

BONUS STOCK AWARDS

         The Committee is authorized under the Plan to grant shares of Common Stock as a bonus, or to grant shares of Common Stock or other awards in lieu of Company obligations to pay cash under other plans or compensatory arrangements.

DIVIDEND EQUIVALENTS

         The Committee is authorized under the Plan to grant dividend equivalents entitling a participant to receive cash, shares of Common Stock or other property equal in value to dividends paid with respect to a specified number of shares of Common Stock. Dividend equivalents may be awarded on a free-standing basis or in connection with another award.

OTHER STOCK-BASED AWARDS

         The Committee is authorized under the Plan, subject to limitations under applicable law, to grant other stock-based awards that may be denominated, payable in, or valued in whole or in part or by reference to, or otherwise based on, or related to, shares of Common Stock and factors that may influence the value of Common Stock as deemed by the Committee to be consistent with the purposes of the Plan.

ACCELERATION UPON A CHANGE IN CONTROL

         Unless otherwise provided by the Committee in an award agreement, all conditions and restrictions relating to an award granted under the Plan, including limitations on exercisability, risks of forfeiture, deferral periods and conditions and restrictions requiring the continued performance of services or the achievement of performance objectives with respect to the exercisability or settlement of such award, shall immediately lapse upon the occurrence of certain events constituting a change in control of the Company.

TRANSFERABILITY

         Except as otherwise determined by the Committee, and in any event in the case of an ISO and stock appreciation rights in tandem therewith, no award granted under the Plan is transferable by a participant, except by will or the laws of descent and distribution, and, in the case of ISOs and SARs in tandem therewith, will be exercisable during the lifetime of a participant only by such participant or his or her guardian or legal representative.

AMENDMENT; TERMINATION

         The Board may amend, alter, suspend, discontinue or terminate the Plan or the Committee's authority to grant awards under the Plan without the consent of the Stockholders or participants thereunder, except that any such action shall be subject to the approval of the Stockholders at or before the next annual meeting of Stockholders for which the record date is after such Board action if such Stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit such other changes to the Plan to the Stockholders for approval; provided, however, that, without the consent of an affected participant, no such action may materially impair the rights of such participant under any award theretofore granted to him or her. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue, or terminate any award theretofore granted and any award agreement relating thereto; provided, however, that without the consent of an affected participant, no such action may materially impair the rights of such participant under such award.

FEDERAL INCOME TAX CONSEQUENCES

         The following is a summary of certain U.S. federal income tax consequences to participants of the Plan of the grant and exercise of NSOs and ISOs. This discussion does not address all aspects of taxation relating to the NSOs and ISOs that may be relevant to particular holders in light of their personal investment or tax circumstances and does not discuss any state, local or foreign tax issues. This discussion is based on the Code as currently in effect and on applicable Treasury regulations and judicial and administrative interpretations, all of which are subject to change possibly with retroactive effect. It is recommended that holders of NSOs or ISOs consult their tax advisers before exercise of any such stock option and before disposing of any shares of Common Stock acquired upon the exercise thereof. Different rules may apply in the case of a participant subject to Section 16 of the Exchange Act.

  Nonqualified Stock Options

         A participant generally will not be taxed upon the grant of an NSO. Rather, at the time of exercise of such NSO (and in the case of an untimely exercise of an ISO), the participant will recognize ordinary income for federal income tax purposes in an amount equal to the excess of the fair market value of the Common Stock purchased over the option price. A participant's holding period with respect to the Common Stock will begin on the date of exercise. The Company will generally be entitled to a tax deduction at such time and in the same amount that the participant recognizes ordinary income.

         If shares of Common Stock acquired upon exercise of an NSO (or upon untimely exercise of an ISO) are later sold or exchanged, then the difference between the amount realized on such sale and the fair market value of such Common Stock on the date that ordinary income was recognized with respect thereto will generally be taxable as long-term or short-term capital gain or loss (if the Common Stock is a capital asset of the participant) depending upon the length of time such shares were held by the participant.

  Incentive Stock Options

         A participant will not be subject to tax upon either the grant of an ISO or upon a timely exercise of an ISO. Exercise of an ISO will be timely if made during its term and if the participant remains an employee of the Company or a subsidiary at all times during the period beginning on the date of grant of the ISO and ending on the date three months before the date of exercise (or one year before the date of exercise in the case of a disabled participant). Exercise of an ISO will also be timely if made by the legal representative of a participant who dies (i) while in the employ of the Company or a subsidiary or
(ii) within three months after termination of employment. The tax consequences of an untimely exercise of an ISO will be determined in accordance with the rules applicable to NSOs described above. (See "Certain Federal Income Tax Consequences--Nonqualified Stock Options.")

         If the Common Stock acquired pursuant to the timely exercise of an ISO is later disposed of, the participant will, except as noted below, recognize long-term capital gain or loss (if the stock is a capital asset of the participant) equal to the difference between the amount realized on such sale and the option price. The Company, under these circumstances, will not be entitled to any federal income tax deduction in connection with either the exercise of the ISO or the sale of such Common Stock by the participant.

         If, however, the Common Stock acquired pursuant to the exercise of an ISO is disposed of by the participant prior to the expiration of two years from the date of grant of the ISO or within one year from the date such stock is transferred to him upon exercise (a "disqualifying disposition"), any gain realized by the participant will generally be subject to tax at the time of such disqualifying disposition as follows: (i) at ordinary income rates to the extent of the difference between the option price and the lesser of the fair market value of the Common Stock on the date the ISO is exercised and the amount realized on such disqualifying disposition and (ii) if the Common Stock is a capital asset of the participant, as short-term or long-term capital gain to the extent of any excess of the amount realized on such disqualifying disposition over the fair market value of the stock on the date which governs the determination of the participant's ordinary income. In such case, the Company may claim a federal income tax deduction at the time of such disqualifying disposition for the amount taxable to the participant as ordinary income. Any capital gain recognized by the participant will be long-term or short-term capital gain, depending upon whether the disqualifying disposition occurs more than one year after the date of exercise.

         The amount by which the fair market value of the stock on the exercise date of an ISO exceeds the option price will generally be an item of adjustment for purposes of the "alternative minimum tax" imposed by Section 55 of the Code.

  Exercise with Shares

         According to a published ruling of the Internal Revenue Service, a participant who pays the option price upon exercise of an NSO, in whole or in part, by delivering shares of Common Stock already owned by the participant will recognize no gain or loss for federal income tax purposes on the shares surrendered, but will otherwise be subject to tax according to the rules for NSOs described above. (See "Certain Federal Income Tax Consequences--Nonqualified Stock Options.") With respect to shares acquired upon exercise which are equal in number to the shares surrendered, the basis of such shares will be equal to the basis of the shares surrendered, and the holding period of the shares acquired will include the holding period of the shares surrendered. The basis of additional shares received upon exercise will be equal to the fair market value of such shares on the date of exercise, and the holding period for such additional shares will commence on such date.

         The Treasury Department has issued proposed regulations that, if adopted in their current form, would appear to provide for the following rules with respect to the exercise of an ISO by surrender of previously owned shares of Common Stock. If the shares surrendered in payment of the exercise price of an ISO are "statutory option stock" (including stock acquired pursuant to the exercise of an ISO) and if, at the date of surrender, the applicable holding period for ISOs has not been met, such surrender will constitute a "disqualifying disposition" and any gain realized on such transfer will be subject to tax, as discussed above. (See "Certain Federal Income Tax Consequences--Incentive Stock Options.") Otherwise, when shares of Common Stock are surrendered upon exercise of an ISO, in general, (i) no gain or loss will be recognized as a result of the exchange, (ii) the number of shares received that is equal in number to the shares surrendered will have a basis equal to the shares surrendered and (except for purposes of determining whether a disposition will be a disqualifying disposition) will have a holding period that includes the holding period of the shares exchanged, and (iii) any additional shares received will have a zero basis and will have a holding period that begins on the date of the exchange. If any of the shares of Common Stock received are disposed of within two years of the date of grant of the ISO or within one year after exercise, the shares of Common Stock with the lowest basis will be deemed to be disposed of first, and such disposition will be a disqualifying disposition giving rise to ordinary income as discussed above.

REQUIRED VOTE

         The affirmative vote of the holders of a majority of the total number of the votes of the capital stock of the Company represented and entitled to vote at the Annual Meeting is required to approve this Proposal II.

RECOMMENDATION OF THE BOARD OF DIRECTORS

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE AMENDMENTS TO THE 1998 LONG-TERM INCENTIVE PLAN.

                                  PROPOSAL III
         RATIFY THE APPOINTMENT OF KPMG LLP AS THE INDEPENDENT AUDITORS
              OF THE COMPANY FOR THE YEAR ENDED DECEMBER 31, 2000

         The firm of KPMG LLP, independent accountants, audited the financial statements of the Company for the year ended December 31, 1999. The Board of Directors of the Company has unanimously reappointed, and recommends to the Stockholders the ratification of the appointment of, KPMG LLP as independent auditors for the Company for the year ended December 31, 2000. If the appointment is not ratified by the Stockholders, the Board of Directors may reconsider its recommendation.

         A representative of KPMG LLP is expected to be available at the Annual Meeting to respond to appropriate questions and will be given the opportunity to make a statement if he or she so desires.

REQUIRED VOTE

         The affirmative vote of the holders of a majority of the total number of the votes of capital stock of the Company represented and entitled to vote at the Annual Meeting is required to approve this Proposal III.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS HAS REAPPOINTED, AND RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF, KPMG LLP AS INDEPENDENT AUDITORS FOR THE YEAR ENDED DECEMBER 31, 2000.

         In compliance with Item 304 of Regulation S-K and as reported in the Company's Current Report on Form 8-K dated August 13, 1998, and filed with the Securities and Exchange Commission on August 20, 1998, the Company provides the following information:

         1. The Board of Directors of the Company on August 13, 1998 chose KPMG LLP to perform the auditing engagement for the Company.

         2. In their report dated March 20, 1998, PriceWaterhouseCoopers ("PWC") expressed an opinion that the December 31, 1997 financial statements were prepared assuming that the Company will continue to exist as a going concern and that the Company incurred losses accumulating to $54,184,410 through December 31, 1997. This factor, among others, raised substantial doubt about the Company's ability to continue as a going concern. Other than the above, the reports of PWC on the Company's financial statements for the fiscal years 1997 and 1998 did not in either case contain an adverse opinion or a disclaimer of opinion, nor were either of the same qualified or modified as to uncertainty, audit scope or accounting principles.

         3. The decision to change accountants was approved by the Board of Directors of the Company.

         4. During the Company's 1997 and 1998 fiscal years there were no disagreements with PWC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

         5. None of the events referred to in paragraphs (a)(1)(v)(A) through (D) of Item 304 occurred within the Company's two most recent fiscal years or any subsequent interim period.

         6. KPMG LLP was engaged by the Company on August 13, 1998. The Company did not consult KPMG LLP on any of the matters described in Items 304(a)(1)(iv) or 304 (a)(1)(v) of Regulation S-K.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table and notes thereto set forth certain information, as of April 21, 2000, regarding beneficial ownership of the shares of Common Stock of the Company by (i) each person who is known to the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, (ii) each of the Company's named executive officers under the Summary Compensation Table under the heading "Executive Compensation," (iii) each director and nominee for director, and (iv) all executive officers and directors of the Company as a group. Unless otherwise indicated, the Stockholders listed possess sole voting and investment power with respect to the shares indicated as owned by them.

                                                                                 NUMBER OF SHARES OF
                                                                                   COMMON STOCK           PERCENTAGE
NAME AND ADDRESS                                       POSITION                  BENEFICIALLY OWNED(1)     OF CLASS
--------------------------------------  --------------------------------------   ---------------------    ----------
Glenn S. Meyers.......................  Chairman and Chief Executive Officer              266,666                  * (2)
Suresh V. Mathews.....................  President and Chief Operating Officer             250,000                  * (3)
Jeffrey J. Kaplan.....................  Executive Vice President and Chief                     --                  * (4)
                                        Financial Officer
Robert C. Lewis.......................  Vice President, General Counsel and                57,500                  * (5)
                                        Secretary
Craig C. Chesser......................  Vice President and Treasurer                       16,666                  * (6)
Michael A. Hultberg...................  Vice President and Controller                          --                  * (7)
John S. Gross.........................  Former Sr. Vice President and CFO                      --                  *
Jeffrey M. Killeen....................  Director                                           25,000                  * (8)
Steven Winograd.......................  Director (9)                                       25,000                  * (8)(10)
Richard T. Liebhaber..................  Director                                           25,000                  * (11)
Andrew D. Africk .....................  Director                                       37,984,871               43.4%(12)
  c/o Rare Medium Group, Inc.
  565 Fifth Avenue, 29th Floor
  New York, New York 10017
Marc. J. Rowan .......................  Director                                       37,984,871               43.4 (13)
  c/o Rare Medium Group, Inc.
  565 Fifth Avenue, 29th Floor
  New York, New York 10017
Michael S. Gross .....................  Director                                       37,959,871               43.3 (14)
  c/o Rare Medium Group, Inc.
  565 Fifth Avenue, 29th Floor
  New York, New York 10017
Pilgrim Baxter & Associates, Ltd. ....                                                  5,523,600               10.0
  825 Duportrail Road
  Wayne, PA 19087
Putnam Funds .........................                                                  4,670,182                8.6 (15)
  One Post Office Square
  Boston, MA 02109
Apollo Investment Fund IV, L.P. ......                                                 37,959,871               43.3 (16)
  Two Manhattanville Road
  Purchase, NY 10577
All executive officers, directors and
  nominees as a group (12 persons)....                                                 38,675,703               43.8 (17)

------------------

*        Represents beneficial ownership of less than 1%.

(1) Beneficial ownership has been determined pursuant to Rule 13d-3 under the Exchange Act.

(2) Does not include options to purchase an additional 1,133,334 shares of Common Stock that are not exercisable within 60 days of April 21, 2000.

                                              (Footnotes continued on next page)

(Footnotes continued from previous page)

(3) Does not include options to purchase an additional 750,000 shares of Common Stock that are not exercisable within 60 days of April 21, 2000.

(4) Does not include options to purchase an additional 350,000 shares of Common Stock that are not exercisable within 60 days of April 21, 2000.

(5) Does not include options to purchase an additional 37,500 shares of Common Stock that are not exercisable within 60 days of April 21, 2000.

(6) Does not include options to purchase an additional 33,334 shares of Common Stock that are not exercisable within 60 days of April 21, 2000.

(7) Does not include options to purchase 75,000 shares of Common Stock that are not exercisable within 60 days of April 21, 2000.

(8) Does not include options to purchase 50,000 shares of Common Stock that are not exercisable within 60 days of April 21, 2000.

(9) Mr. Winograd resigned as a director of the Company effective as of April 26, 2000.

(10) On April 26, 2000, the Company and Mr. Winograd entered into an agreement allowing the remainder of his options to vest as if he were still a director of the Company.

(11) Does not include options to purchase 50,000 shares of Common Stock that are not exercisable within 60 days of April 21, 2000.

(12) Includes an aggregate of 37,959,871 shares of Common Stock issuable to the Apollo Stockholders upon conversion of the Series A Preferred Stock and exercise of the Series 1-A warrants and the Series 2-A warrants owned by them. Mr. Africk is a principal of Apollo Advisors IV, L.P., which together with an affiliated investment manager, serves as the manager of each of the Apollo Stockholders. Mr. Africk disclaims beneficial ownership of such shares. Does not include options to purchase 50,000 Shares at $7.00 that vest annually and ratably through June 4, 2002 contingent on continued service as a director.

(13) Includes an aggregate of 37,959,871 shares of Common Stock issuable to the Apollo Stockholders upon conversion of the Series A Preferred Stock and exercise of the Series 1-A warrants and the Series 2-A warrants owned by them. Mr. Rowan is a principal of Apollo Advisors IV, L.P., which together with an affiliated investment manager, serves as the manager of each of the Apollo Stockholders. Mr. Rowan disclaims beneficial ownership of such shares. Does not include options to purchase 50,000 Shares at $7.00 that vest annually and ratably through June 4, 2002 contingent on continued service as a director.

(14) Includes an aggregate of 37,959,871 shares of Common Stock issuable to the Apollo Stockholders upon conversion of the Series A Preferred Stock and exercise of the Series 1-A warrants and the Series 2-A warrants owned by them. Mr. Gross is a principal of Apollo Advisors IV, L.P., which together with an affiliated investment manager, serves as the manager of each of the Apollo Stockholders. Mr. Gross disclaims beneficial ownership of such shares. Does not include options to purchase 75,000 Shares at $7.00 that vest annually and ratably through August 19, 2002 contingent on continued service as a director.

(15) Based upon information provided to the Company by the Putnam Funds, this includes Shares beneficially owned by the following affiliated entities:

                 Putnam OTC & Emerging Growth Fund..............................   2,443,100
                 Putnam Variable Trust--Putnam VT OTC & Emerging Growth Fund....      83,000
                 Putnam Emerging Information Sciences Trust S.A.................      50,000
                 Putnam New Opportunities Fund..................................   1,354,520
                 Putnam Variable Trust--Putnam VT New Opportunities Fund........     276,162
                 Putnam Voyager Fund II.........................................     421,700
                 Putnam Funds Trust--Putnam Investment Fund 98..................      40,400
                 Putnam Investment Funds--Putnam Worldwide Equity Fund..........       1,300
                                                                                   ---------
                                                                                   4,670,182

(16) Represents 37,959,871 shares of Common Stock issuable upon the conversion of an aggregate of 924,837 shares of the Company's Series A Preferred Stock and exercise of an aggregate of 924,843 Series 1-A warrants and 12,262,542 Series 2-A warrants held by the Apollo Stockholders. Assuming conversion of all the Series A Preferred Stock and exercise of all the Series 1-A warrants and Series 2-A warrants held by the Apollo Stockholders, such 37,959,871 shares of Common Stock would consist of 29,071,244 shares of Common Stock beneficially owned by Apollo Investment Fund IV, L.P., 1,559,085 shares of Common Stock beneficially owned by Apollo Overseas Partners IV, L.P. and 7,329,542 shares of Common Stock beneficially owned by AIF IV/RRRR LLC. The holders of the Company's Series A Preferred Stock are only entitled to an aggregate of 9,750,000 votes as of May 1, 2000, or 10.54 votes per share of Series A Preferred Stock. Messrs. Africk, Rowan and Gross, directors of the Company and associated with Apollo Advisers IV, L.P., disclaim beneficial ownership of the shares held by the Apollo Stockholders.

(17) Messrs. Africk, Rowan and Gross, directors of the Company and associated with Apollo Advisers IV, L.P., disclaim beneficial ownership of the shares held by the Apollo Stockholders. See footnote numbers 12, 13 and 14 above.

                             EXECUTIVE COMPENSATION

         The following Summary Compensation Table sets forth, for the three years ended December 31, 1999, the compensation for services in all capacities earned by the Company's Chief Executive Officer and each other named executive officer whose total annual salary, bonus and other annual compensation exceeded $100,000 in 1999, including a former executive officer whose compensation would have placed him in the disclosed group had he been an executive officer as of December 31, 1999.

SUMMARY COMPENSATION TABLE

                                                                                                    SECURITIES
                                                                                    RESTRICTED      UNDERLYING
                                                                     OTHER ANNUAL    STOCK           OPTIONS/      LTIP
NAME AND PRINCIPAL POSITION          YEAR    SALARY       BONUS      COMPENSATION   AWARD(S)($)      SARS (#)    PAYOUTS($)
-----------------------------------  ----   --------    ----------   ------------   -------------   ----------   -----------
Glenn S. Meyers....................  1999   $257,192    $2,157,889     $ 17,600 (4)      --                --        --
 Chairman and                        1998    178,082        35,193       20,000 (4)      --         2,000,000        --
 Chief Executive Officer
Suresh V. Mathews..................  1999    208,558 (1)         --          --          --         1,000,000        --
 President and
 Chief Executive Officer
Jeffrey J. Kaplan..................  1999     64,039 (2)         --       3,850 (4)      --           350,000        --
 Executive Vice President and
 Chief Financial Officer
Robert C. Lewis....................  1999    110,135            --           --          --            68,000        --
 Vice President, General             1998     47,596            --           --          --            32,000        --
 Counsel and Secretary
Craig C. Chesser...................  1999    118,692        10,000        3,000 (4)      --            32,500        --
 Vice President and Treasurer        1998     43,846            --           --          --            17,500        --
Michael A. Hultberg................  1999     25,096 (3)         --          --          --            75,000        --
 Vice President and Controller
John S. Gross......................  1999    169,327            --      100,000 (5)      --                --        --
 Former Sr. Vice President and       1998    113,750            --        3,875 (4)      --           150,000        --
 Chief Financial Officer

                                            ALL OTHER
NAME AND PRINCIPAL POSITION          YEAR   COMPENSATION
-----------------------------------  ----   ------------
Glenn S. Meyers....................  1999          --
 Chairman and                        1998          --
 Chief Executive Officer
Suresh V. Mathews..................  1999      $1,514 (6)
 President and
 Chief Executive Officer
Jeffrey J. Kaplan..................  1999          --
 Executive Vice President and
 Chief Financial Officer
Robert C. Lewis....................  1999       2,500 (6)
 Vice President, General             1998          --
 Counsel and Secretary
Craig C. Chesser...................  1999       2,500 (6)
 Vice President and Treasurer        1998          --
Michael A. Hultberg................  1999          --
 Vice President and Controller
John S. Gross......................  1999       1,924 (6)
 Former Sr. Vice President and       1998          --
 Chief Financial Officer

------------------
(1) Represents compensation from January 29, 1999.
(2) Represents compensation from September 27, 1999.
(3) Represents compensation from November 1, 1999.
(4) Represents non-accountable expense allowance.
(5) Represents payment pursuant to severance agreement.
(6) Represents 401(k) employer matching contributions in 1999.

         The following table sets forth information concerning grants of stock options to purchase Common Stock during the year ended December 31, 1999 to the named executive officers.

OPTION/SAR GRANTS IN LAST YEAR

                                                                                                                  POTENTIAL
                                                                                                             REALIZABLE VALUE AT
                                                                                                             ASSUMED ANNUAL RATES
                                             NUMBER OF        PERCENT OF                                        OF STOCK PRICE
                                            SECURITIES        TOTAL OPTIONS/                                     APPRECIATION
                                            UNDERLYING        SARS GRANTED TO     EXERCISE OR                   FOR OPTION TERM
                                            OPTIONS/SARS      EMPLOYEES IN        BASE PRICE    EXPIRATION   ---------------------
                  NAME                        GRANTED         FISCAL YEAR(1)       ($/SHARE)      DATE           5%        10%
----------------------------------------    -------------     ---------------     -----------   ----------   ---------- ----------
Glenn S. Meyers.........................             --             0.0%            N/A               N/A           N/A        N/A
Suresh V. Mathews.......................      1,000,000(2)          8.3%            $ 5.110       1/29/09    $3,213,652 $8,144,024
Jeffrey J. Kaplan.......................        350,000(3)          2.9%            $ 9.500       9/21/09     2,091,075  5,299,194
Robert C. Lewis.........................         43,000(4)          0.4%            $ 4.770       4/01/04        69,291    141,150
                                                 25,000(5)          0.2%            $ 8.563       9/27/04        59,145    130,695
Craig C. Chesser........................         12,500(6)          0.1%            $ 5.110       1/29/04        17,647     38,996
                                                 20,000(7)          0.2%            $ 8.563       9/27/04        47,316    104,556
Michael A. Hultberg.....................         75,000(8)          0.6%            $14.750      11/01/04       305,636    675,377
John S. Gross...........................             --             0.0%            N/A               N/A           N/A        N/A

------------------

(1) The number of shares of Common Stock covered by the options are subject to anti-dilution adjustments in the event of any stock dividend, stock split or combination of shares, recapitalization or other change in the Company's capital stock. The vesting of the options is subject to acceleration in the event of a change in control of the Company, which means, generally, the consummation of any merger or consolidation involving the Company, any sale of substantially all of the Company's assets or other transaction or related transactions as a result of which a single person or several persons acting in concert own a majority of the shares of Common Stock or a lower

                                              (Footnotes continued on next page)

(Footnotes continued from previous page)

         percentage of Common Stock in certain cases (except for certain transactions that do not involve a change in the holders of a majority of the outstanding shares of Common Stock and the ownership of a majority of the outstanding shares of Common Stock by a single person).

(2) These options were granted on January 29, 1999 at an exercise price of $5.11, the per share fair market value of the Common Stock at that time. The options have a term of ten (10) years. Options are exercisable cumulatively in four (4) equal annual installments, beginning on January 29, 2000.

(3) These options were granted on September 21, 1999 at an exercise price of $9.50, the per share fair market value of the Common Stock at that time. The options have a term of ten (10) years. Options are exercisable cumulatively in four (4) equal annual installments, beginning on September 21, 2000.

(4) These options were granted on April 1, 1999 at an exercise price of $4.77, the per share fair market value of the Common Stock at that time. The options have a term of five (5) years. Options are exercisable cumulatively in three (3) equal annual installments, beginning on May 18, 1999.

(5) These options were granted on September 27, 1999 at an exercise price of $8.563, the per share fair market value of the Common Stock at that time. The options have a term of five (5) years. Options are exercisable cumulatively in two (2) equal annual installments, beginning on May 18, 1999.

(6) These options were granted on January 29, 1999, at an exercise price of $5.11, the per share fair market value at that time. The options have a term of five (5) years. Options are exercisable cumulatively in three
         (3) equal annual installments, beginning on July 27, 1999.

(7) These options were granted on September 27, 1999 at an exercise price of $8.563, the per share fair market value of the Common Stock at that time. The options have a term of five (5) years. Options are exercisable cumulatively in three (3) equal annual installments, beginning on July 27, 1999.

(8) These options were granted on November 1, 1999 at an exercise price of $14.75, the per share fair market value of the Common Stock at that time. The options have a term of five (5) years. Options are exercisable cumulatively in three (3) equal annual installments, beginning on November 1, 2000.

         The following table sets forth information concerning the exercise of options to purchase shares of Common Stock by the named executive officers during the year ended December 31, 1999, as well as the number and potential value of unexercised options (both options which are presently exercisable and options which are not presently exercisable) as of December 31, 1999.

AGGREGATED OPTION/SAR EXERCISES IN LAST YEAR AND YEAR-END OPTION/SAR VALUES

                                                                                   NUMBER OF SECURITIES
                                           NUMBER OF                                    UNDERLYING          VALUE OF UNEXERCISED
                                           SECURITIES                                OPTIONS/SARS AT        IN-THE-MONEY OPTIONS/
                                           UNDERLYING                                 FISCAL Y/E (#)         SARS AT FISCAL Y/E
                                          OPTIONS/SARS                 VALUE           EXERCISABLE/             EXERCISABLE/
                NAME                    ACQUIRED ON EXERCISE (#)     REALIZED         UNEXERCISABLE             UNEXERCISABLE
-------------------------------------   ------------------------    -----------    --------------------    -----------------------

Glenn S. Meyers......................            600,000            $10,172,820       66,666/1,333,334      $2,116,646/42,333,355

Suresh V. Mathews....................                 --                     --            0/1,000,000               0/29,015,000

Jeffrey J. Kaplan....................                 --                     --            0/350,000                 0/8,618,750

Robert C. Lewis......................                 --                     --       25,000/75,000            759,452/2,157,863

Craig C. Chesser.....................             16,666                532,270            0/33,334                  0/955,884

Michael A. Hultberg..................                 --                     --            0/75,000                  0/1,453,125

John S. Gross........................            145,000              1,258,813            0/0                       0/0

EMPLOYMENT CONTRACTS AND CHANGE-IN-CONTROL ARRANGEMENTS

  MEYERS EMPLOYMENT AGREEMENT

         In connection with the transactions consummated pursuant to the acquisition by the Company of Rare Medium, Inc., the Company entered into an Employment Agreement effective April 15, 1998 with Glenn S. Meyers (the "Meyers Employment Agreement"). Pursuant to the Meyers Employment Agreement, Mr. Meyers was engaged as the Chairman, President and Chief Executive Officer of the Company and Rare Medium, Inc. to serve for a term of five years, expiring April 15, 2003. Mr. Meyers receives an annual base salary of $250,000, with a minimum annual increase during the term of not less than 4% per annum. In addition to base compensation, Mr. Meyers is entitled to receive, for each calendar year during the term, incentive compensation equal to 2.0% of revenues derived from activities of Rare Medium, Inc. for such calendar year in excess of the revenues of Rare Medium, Inc. for the preceding year. Effective June 4, 1999, the Meyers Employment Agreement has been amended and restated to effect a ceiling of $150,000,000 on revenues of the Company for determining such annual incentive compensation payable to Mr. Meyers. In addition, the amended and restated agreement provides that, in the event gross revenues exceed such revenue ceiling, the Compensation Committee of the Board of Directors will, with such assistance as it will deem necessary, establish an incentive bonus program for Mr. Meyers based on objective and subjective factors to appropriately incentivize him. Such revised incentive bonus program shall be designed to allow Mr. Meyers to continue to receive increases in annual bonuses based on, and subject to, the targets and criteria established by the Compensation Committee, in amounts similar to the incentive bonuses previously received by the Employee. The Meyers Employment Agreement provides Mr. Meyers with a right to terminate his employment agreement upon a breach of such agreement or upon the occurrence of certain events constituting a "change in control" of the Company as defined therein. Upon such a "change in control,"
Mr. Meyers would be entitled to receive a lump sum payment from the Company which shall be equal to all salary and incentive compensation for the remaining term and the cash value of all benefits which would have been received by him for the remaining term. In addition, all of his unvested stock options shall immediately vest and become exercisable. The Meyers Employment Agreement also contains a covenant not to compete with the Company or any of its affiliates for the term of the agreement, plus one additional year. Concurrently with the execution of the Meyers Employment Agreement, the Company granted to Mr. Meyers options to acquire an aggregate of 2,000,000 shares of Common Stock at exercise prices equal to $2.375 per share (the fair market value at the time of issuance), which options become exercisable ratably on a monthly basis over a period of 60 months from the date of grant and expire ten years from the date of grant.

  MATHEWS EMPLOYMENT AGREEMENT

         The Company entered into an Employment Agreement dated January 29, 1999 with Suresh V. Mathews (the "Mathews Employment Agreement"). Pursuant to the Mathews Employment Agreement, Mr. Mathews has been engaged as the President and Chief Operating Officer of Rare Medium, Inc. to serve for a term of four years. Mr. Mathews receives an annual base salary of $225,000. The Mathews Employment Agreement provides Mr. Mathews with a right to terminate the Mathews Employment Agreement upon the occurrence of certain events constituting a "change in control" of the Company as defined therein. Upon such a "change in control", Mr. Mathews would be entitled to receive all salary and incentive compensation for the remaining term, the cash value of all benefits which would have been received by him for the remaining term and the cash value of all unexercised stock options (whether or not vested) or the cashless exercise value thereof. In the event the Company discharges Mr. Mathews other than "for cause," Mr. Mathews would be entitled to receive his base salary for a period of twelve months following such discharge. The Mathews Employment Agreement also contains a covenant not to compete with the Company or any of its affiliates for the term of the agreement, plus one additional year. In connection with Mr. Mathews' employment with the Company, the Company granted to Mr. Mathews options to acquire an aggregate of 1,000,000 shares of Common Stock, at an exercise price equal to $5.11 per share (the fair market value at the time of issuance), which vest ratably over a four year period and expire ten years from the date of the grant. In the event the Company terminates Mr. Mathews' employment without cause, 50% of all unvested options will become immediately vested and exercisable, and all options will be exercisable through their initial expiration date. On April 26, 2000, the Board of Directors of the Company appointed Mr. Mathews President and Chief Operating Officer of the Company, in addition to his position at Rare Medium, Inc.

  KAPLAN EMPLOYMENT AGREEMENT

         The Company entered into an Employment Agreement dated September 21, 1999 with Jeffrey J. Kaplan (the "Kaplan Employment Agreement"). Pursuant to the Kaplan Employment Agreement, Mr. Kaplan has been engaged as the Executive Vice President and Chief Financial Officer of the Company to serve for a term of four years. Mr. Kaplan receives an annual base salary of $225,000. The Kaplan Employment Agreement provides Mr. Kaplan with a right to terminate his employment agreement upon the occurrence of certain events constituting a "change in control" of the Company, as defined therein. Upon such a "change in control," Mr. Kaplan would be entitled to receive all salary and incentive compensation for the remaining term, the cash value of all benefits which would have been received by him for the remaining term and the cash value of all unexercised stock options (whether or not vested). In the event the Company discharges Mr. Kaplan other than

"for cause," Mr. Kaplan would be entitled to receive his base salary for a period of twelve months following such discharge. The Kaplan Employment Agreement also contains a covenant not to compete with the Company or any of its affiliates for the term of the agreement, plus one additional year. In connection with Mr. Kaplan's employment with the Company, the Company granted to Mr. Kaplan options to acquire an aggregate of 350,000 shares of Common Stock, at an exercise price equal to $9.50 per share (the fair market value at the time of issuance), which vest ratably over a four year period and expire ten years from the date of the grant. In addition, in the event the Company terminates
Mr. Kaplan's employment without cause, 50% of all unvested options will become immediately vested and exercisable, and all options will be exercisable through their initial expiration date.

STOCK PLANS

         The Company's Board of Directors has approved an equity participation plan that allows the Compensation Committee to incentivize the Company's employees by allocating to them up to 20% of any profit the Company might recognize when and if the Company's investments in portfolio and incubator companies become liquid, subject to vesting and other requirements. The Company will have the right to pay such amount either in cash, in the Company's Common Stock or a combination thereof. Although the Company expects the Compensation Committee to make allocations of awards under this plan in the first half of 2000, no awards have been made as of May 1, 2000. Depending on the structure of the awards under this plan, the Company may be required to record compensation expense in accordance with generally accepted accounting principles.

         On May 6, 1998, the Board of Directors adopted the Company's 1998 Long-Term Incentive Plan (the "Plan"). The Plan was approved by the Company's stockholders on March 16, 1999. The Plan provides for the granting of awards to directors (whether or not employees), executive officers, key employees and consultants and other service providers in the form of stock options, stock appreciation rights, restricted stock awards, deferred stock awards, bonus stock awards, dividend equivalents, and other types of stock based awards. The variety of awards authorized by the Plan is intended to give the Company flexibility to adapt the Company's compensation practices as the business environment in which it operates changes. The maximum aggregate number of shares of Common Stock that may be delivered for all purposes under the Plan is 23,000,000 (of which 15,000,000 have not yet been ratified by the Stockholders), subject to adjustment. The Plan is administered by the Compensation Committee of the Board of Directors. These options generally carry five-year terms and become exercisable cumulatively in three equal installments, with the first installment becoming exercisable on the one-year anniversary of each grantee's date of employment.

         The Company has a Nonqualified Stock Plan ("NQSOP") for directors, officers and key employees of the Company. The NQSOP will expire on July 18, 2000. The Company does not intend to make any additional grants of options under the NQSOP prior to the NQSOP's expiration. In 1994, the Company adopted an Equity Plan for Directors (the "Equity Plan for Directors") pursuant to which non-employee directors of the Company received automatic option grants whose vesting was dependent on the market price of the Common Stock. On October 26, 1998, the Board of Directors amended and restated the Equity Plan for Directors to change the plan from a formula-based stock option plan as described above to a discretionary plan (the "Amended and Restated Equity Plan for Directors"), thereby providing more flexibility in determining incentive based stock option awards for non-employee directors of the Company. The Amended and Restated Equity Plan for Directors authorized 500,000 aggregate shares of Common Stock for the granting of such options under the plan, of which 108,000 were available for granting stock options as of December 31, 1999. Subsequent grants of stock options to directors have been made under the Company's 1998 Long-Term Incentive Plan and the Company does not intend to make any additional grants to directors under the Amended and Restated Equity Plan for Directors.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Compensation Committee of the Board of Directors reviews, recommends and approves changes to the Company's compensation policies and benefits programs, administers the Company's stock option plans, including approving stock option grants, and otherwise seeks to ensure that the Company's compensation philosophy is consistent with the Company's best interests and is properly implemented. The members of the Compensation Committee are Jeffrey M. Killeen and Andrew D. Africk.

COMPENSATION PHILOSOPHY AND REVIEW

         The Company's compensation philosophy for its executive officers serves two principal purposes: (i) to provide a total compensation package for such officers that is competitive and enables the Company to attract and retain key executive and employee talent needed to accomplish the Company's business objectives, and (ii) to directly link compensation to improvements in Company performance and increases in stockholder value as measured principally by the trading price of the Common Stock.

         The 1999 compensation levels for the Company's executive officers generally were determined on an individual basis at the time of hiring, in many cases pursuant to employment agreements entered into between the Company and such individuals. The Company has continued to build its management team at a rapid pace through the recruitment and hiring of additional key officers and employees and through acquisitions of additional Internet professional services firms.

         Members of the Board of Directors reviewed and approved each employment agreement entered into between the Company and an executive officer in 1999, as well as stock options granted to executive officers in 1999. In determining compensation levels for 1999, the Company primarily relied upon publicly available compensation information and informal survey information obtained by management with respect to cash compensation and stock option grants to similarly situated officers of Internet business service companies of comparable size and market capitalization. The Compensation Committee did not determine it necessary to, and did not attempt to, specifically analyze compensation levels at companies included in the indexes under the caption, "Performance Graph."

ELEMENTS OF EXECUTIVE OFFICER COMPENSATION

         The Company's executive compensation consists primarily of salary, health insurance and similar benefits, and the award of stock options. The Company emphasizes the award of stock options and to date the Company has made only limited use of cash incentive bonuses, although the Company paid bonuses to its Chief Executive Officer in 1999. The Compensation Committee believes that in the highly competitive, emerging markets in which the Company operates, equity-based compensation provides the greatest incentive for outstanding executive performance and the greatest alignment of management and stockholder long-term interests.

         Officer Salaries. The Compensation Committee reviews each senior executive officer's salary annually. Except to the extent that salary increases are prescribed by written employment agreements, in determining the appropriate salary levels, the Compensation Committee considers, among other factors, the officer's scope of responsibility, prior experience, past accomplishments and data on prevailing compensation levels in relevant markets for executive talent.

         Compensation for the Company's Chief Executive Officer in 1999, Glenn
S. Meyers, was determined pursuant to the Meyers Employment Agreement, dated effective April 15, 1998. The Meyers Employment Agreement provides for an annual base salary of $250,000, with a minimum annual increase during the term of not less than 4% per annum. In addition to base compensation, the Meyers Employment Agreement provides for annual incentive compensation equal to 2% of revenues, up to a maximum of $150 million in revenues, derived from activities of Rare Medium, Inc. for such calendar year in excess of the revenues of Rare Medium, Inc. for the preceding year. In accordance with such formula, Mr. Meyers received incentive compensation of $657,889 for 1999. Mr. Meyers also received a one-time bonus payment of $1,500,000 in 1999 in connection with certain transactions not related to the provisions of the Meyers Employment Agreement.

         The Compensation Committee believes that the base salary levels of the executive officers, including Mr. Meyers, are at or below the median of base salary levels for comparable companies considered in the informal information reviewed by the Compensation Committee. The Compensation Committee believes this is appropriate in light of the Company's emphasis on long-term equity compensation.

         Stock Option Grants. As noted above, the Company has relied substantially on long-term equity compensation as the principal means of compensating and providing incentives for its executive officers and key employees. It is the Company's practice to set option exercise prices at not less than 100% of fair market value on the date of grant. Thus, the value of the stockholders' investment in the Company must appreciate before an optionee receives any financial benefit from the option. Options are generally granted for a term of five years.

Options granted to executive officers and key employees become exercisable over time and are dependent on continuing employment with the Company or one of its subsidiaries, thus providing incentive to remain in the Company's employ.

         In determining the size of the stock option grants, the Compensation Committee considers various subjective factors primarily relating to the responsibilities of the individual officers and key employees, and also their current and expected future contributions to the Company, as well as the number of shares owned by the officer or key employee or which remain unvested under outstanding options. In addition, the Compensation Committee examines the level of equity incentives held by each officer and key employee relative to the other officers' and key employees' equity positions and their tenure, responsibilities, experience and value to the Company. Concurrently with the execution of the Meyers Employment Agreement, and as an inducement for him to enter into such employment agreement, the Company granted to Mr. Meyers options to acquire an aggregate of 2,000,000 shares of Common Stock at an exercise price equal to $2.375 per share, which was equal to the fair market value of the Common Stock at the time of grant, which options became exercisable ratably on a monthly basis over a period of 60 months from the date of grant and expire ten years from the date of grant. As of the date of this Proxy Statement, 200,000 of Mr. Meyers' options have vested and remain unexercised. The Compensation Committee believes that such grant is commensurate with Mr. Meyers' level of responsibility and his contributions to the Company during 1999 and to date. In addition to Mr. Meyers, during 1999 the Compensation Committee or the Board of Directors as a whole approved grants of options to purchase an aggregate of 1,525,500 shares of the Common Stock to other executive officers as a group.

POLICY OF DEDUCTIBILITY OF COMPENSATION

         Section 162(m) of the U.S. Internal Revenue Code limits the tax deductibility of a corporation of compensation in excess of $1,000,000 paid to any of its five most highly compensated executive officers. However, compensation that qualifies as "performance-based" is excluded from the $1,000,000 limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals under a plan approved by shareholders.

         With the exception of Mr. Meyers, total cash compensation paid for salaries and bonuses during 1999 did not exceed the $1,000,000 limit for any individual executive. In addition, with the exception of Mr. Meyers, the Compensation Committee does not anticipate that total cash compensation paid for salaries and bonuses during 2000 will exceed the $1,000,000 limit for any individual executive. Stock option grants to date do not meet the requirement that such grants be "performance based" and are, therefore, not exempt from the limitations on deductibility. The Compensation Committee will continue to monitor the compensation levels potentially payable under the Company's cash and stock option compensation programs, but intends to retain the flexibility necessary to provide total cash and stock option compensation in line with competitive practice, the Company's compensation philosophy and the Company's best interests.

         In conclusion, the Compensation Committees believes that the policies and programs described in this report are competitive and effectively align executive compensation with the Company's goal of maximizing the return to Stockholders.

                                          By the Compensation Committee
                                          of the Board of Directors,


                                          /s/ JEFFREY M. KILLEEN
                                          --------------------------------------
                                          Jeffrey M. Killeen

                                          /s/ ANDREW D. AFRICK
                                          --------------------------------------
                                          ANDREW D. AFRICK

PERFORMANCE GRAPH

         The following graph shows a five-year comparison of cumulative total shareholder returns for the Company, the Nasdaq Market Index, and the Internet Software and Services Index from December 31, 1994 through December 31, 1999. The cumulative total shareholder returns on the Company's Common Stock was measured by dividing the difference between the Company's share price at the end and the beginning of the measurement period by the share price at the beginning of the measurement period. The total stockholder return assumes $100 invested at the beginning of the period in Common Stock, in the Nasdaq Market Index and the Industry Index. The Company did not pay dividends on its Common Stock during the measurement period and the calculations of cumulative total stockholders return on the Common Stock did not include dividends. The Company presents below the Internet Software and Services Index as a comparative industry index for the Company's Internet professional services business, which it commenced upon the acquisition of Rare Medium, Inc. in April 1998.

               COMPARISON OF CUMULATIVE 5-YEAR ANNUAL RETURN AMONG
                  RARE MEDIUM GROUP, INC., NASDAQ MARKET INDEX,
                    AND INTERNET SOFTWARE AND SERVICES INDEX

                                  [LINE GRAPH]


LEGEND:

                                                                      FISCAL YEAR ENDING DECEMBER 31,
                                                          --------------------------------------------------------
                                                           1994      1995      1996      1997      1998      1999
                                                          ------    ------    ------    ------    ------    ------
Rare Medium Group, Inc.................................   100.00    150.43     74.36     23.93     56.41    466.67
Internet Software and Services Index(1)(2).............   100.00    134.62     99.17     58.79    154.26    448.96
NASDAQ Market Index....................................   100.00    129.71    161.18    197.16    278.08    490.46

------------------
Assumes $100 invested on January 1, 1994 and reinvestment of dividends.

(1) The Proxy Statement filed by the Company relating to the annual meeting held in August, 1999 contained a comparison to the Industrial Electrical Equipment Index in addition to the Internet Software and Services Index shown above. The Industrial Electrical Equipment Index was provided for purposes of comparison for the business of the Company as it was conducted prior to October, 1998. As the Company is no longer engaged in the electrical equipment business, this comparison is no longer relevant to the business as currently conducted and thus has been omitted from the performance graph for 1999.

(2) The "Internet Software Services and Index" relates to the business currently engaged in by the Company, which it commenced upon the acquisition of Rare Medium Inc. in April 1998. This index, issued by an outside firm includes 1-800-Flowers.Com Inc A, 24/7 Media Inc., 3Dshopping.Com, 724 Solutions Inc., Accrue Software Inc., Agency.Com Ltd., Allaire Corporation, Allied Riser Cmmctns, Alloy Online Inc., Allscripts Inc., Alteon Websystems Inc., Amazon.Com Inc., Andover.Net Incorporated, Appliedtheory Corp.,

                                              (Footnotes continued on next page)

(Footnotes continued from previous page)

         Appnet Incorporated, Apropos Technology, Ariba Inc., Arrowpoint Cmmunctns, Art Technology Group Inc., Artistdirect Inc., ASD Systems Inc., Ashford.Com Incorporated, Audible Inc., Audiohighway.Com, Autobytel.Com Inc., Autoweb.Com Inc., Backweb Technologies Ltd., Baltimore Tech Plc Ads, Barnesandnoble.Com Inc., Be Free Inc., Beyond.Com Corporation, Bid.Com International, Bigstar Entertainment, Biznessonline.Com Inc., Blaze Software Inc., Bluestone Software Inc., Braun Consulting Inc., Broadbase Software Inc., Broadvision Inc., Buy.Com Incorporated, C-Bridge Internet Solutn, Cacheflow Incorporated, Caldera Systems Inc., CDnow Inc., Checkfree Holdings Corp. Citrix Systems Inc., Claimsnet.Com Inc., CMGI Inc., Cobalt Group Inc., Collegelink.Com., Crosswalk.Com Inc., Cybercash Inc., Cyberian Outpost Inc., Data Return Corporation, Datalink.Net Inc., Deltathree.Com Inc Cl A Digex Inc., Digital Courier Tech Inc., Digital Impact Inc., Digitalthink Inc., Dlj Direct, Doubleclick Inc., Drugmax.Com Inc., Drugstore.Com Inc., E*Trade Group Inc., E-Med Soft.Com, E-Sim Ltd., E-Stamp Corporation, Ebay Inc., Ebenx Incorporated, Ebookers.Com Plc, Ecollege.Com, Efax.Com., Egghead.Com Inc., Egreetings Networks Inc., El Sitio Incorporated, Elec Communications Corp., Eloquent Incorporated, Emusic.Com Inc., Engage Technologies Inc., Eprise Corporation, Espeed Incorporated Cl A, Etoys Inc., Exactis.Com Incorporated, Excelon Corporation, Exodus Communications, Expedia Incorporated, Extreme Networks Inc., F5 Networks Inc., Fashionmall.Com Inc., Fastnet Corporation, Fatbrain.Com Inc., Finet.Com, Fogdog Incorporated, Freemarkets Incorporated, Ftd.Com Inc., Garden.Com Inc., Getthere.Com Inc., Globix Corp., Gsv Incorporated, Harbinger Corporation, Harris Interactive, Hearme, High Speed Access Corp., Homegrocer.Com Inc., Ibasis Incorporated, Ifx Corp., Imagex.Com Inc., Imaginon Inc., Imanage Incorporated, Improvenet Incorporated, Inktomi Corporation, Innodata Corporation, Integrated Info Systems, Interliant Inc., Internet Capital Group, Internet Pictures Corp., Interworld Corporation, Intranet Solutions Inc., Intraware Inc., Iona Technologs Plc Adr, Iparty Corp., Iprint.Com Inc., Iss Group Inc., Iturf Inc., Itxc Corporation, Ixl Enterprises Inc., Jacada Ltd., Jfax.Com Inc., Juniper Networks, K2 Design Inc., Kana Communications Inc., Keynote Systems Inc., Kpnqwest N.V. Cl C, L90 Incorporated, Landacorp Inc., Lendingtree Inc., Liberate Technologies, Lifeminders.Com Inc., Lionbridge Technologies, Liquid Audio Inc., Litronic Inc., Loudeye Technologies, Mail.Com Inc Cl A, Marimba Inc., Matrixone Inc., Mcafee.Com Corporation, Mcglen Internet Group, Mediaplex Inc., Medicalogic Incorporated, Messagemedia Inc., Mortgage.Com Inc., Mp3.Com Inc., Musicmaker.Com Inc., Mustang.Com Inc., Mypoints.Com Inc., Myweb Inc.Com, N2h2 Inc., National Info Consortium, Neoforma.Com Inc., Net.Genesis Corporation, Netcreations Inc., Netgateway Incorporated, Netopia Inc., The Netplex Group Inc., Netpliance Incorporated, Network Solutions Inc A, Netzee Inc., Netzero Inc., Ondisplay Incorporated, Online Resrcs & Cmmnctns, Onlinetradinginc.Com., Onvia.Com Inc., Open Market Inc., Open Text Cp, Opus360 Corporation, Otg Software Inc., Pacific Softworks Inc., Partsbase.Com Inc., Pcorder.Com Inc., Peapod Inc., Pets.Com Incorporated, Phone.Com Inc., Planetrx.Com Inc., Popmail.Com Inc., Preview Systems Inc., Priceline.Com Inc., Primix Solutions Inc., Primus Knowledge Solutns, Promotions.Com Inc., Prosoft Training.Com., Purchasepro.Com Inc., Quintus Corporation, Qxl.Com Plc Ads, Rainmaker Systems Inc., Ramp Networks Inc., Rare Medium Group Inc., Realnetworks Inc., Red Hat Inc., Redback Networks Inc., Retek Incorporated, Rhythms Netconnections, S1 Corporation, Saba Software Inc., Safeguard Scientific Inc., Saga Systems Inc., Savvis Communications Cp, Scient Corporation, Sciquest.Com Inc., Selectica Incorporated, Shopnow.Com Incorporated, Smarterkids.Com Inc., Snowball.Com Inc., Software.Com, Sonicwall Incorporated, Spyglass Inc., Stamps.Com Inc., Stockwalk.Com Group Inc., Streamedia Cmmnctns Inc., Streamline.Com Inc., Styleclick.Com Inc., Synergy Brands Inc., Talk City Inc., Talk.Com Inc., Telemate.Net Software, Ticketmaster Online Cl B, Topjobs.Net Plc Ads, Travelocity.Com Inc., Tumbleweed Communication, Ubid Inc., Ubrandit.Com., Ultimate Software Gp Inc., Universal Access Inc., Uproar Incorporated, Us Search Corp.Com., Usabancshares.Com Inc., Usinternetworking Inc., Value America Inc., Verisign Inc., Verity Inc., Viant Inc., Viewcast.Com Inc., Vignette Corporation, Vocaltec Communications, Watchguard Technologies, Web Street Incorporated, Webb Interactive Srvcs, Websense Incorporated, Webtrends Corporation, White Pine Software Inc., Xpedior Incorporated, Youbet.Com Inc., Ziff Davis Inc Zdnet and Zixit Corporation.

                           FORWARD-LOOKING STATEMENTS

         This proxy statement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words "believe," "anticipate," "expect," "estimate," "intent" and similar expressions identify forward-looking statements. Forward-looking statements necessarily involve risks and uncertainties, and our actual results could differ materially from those anticipated in the forward-looking statements. Factors that would cause actual results to differ materially from the Company's current expectations include but are not limited to those factors set forth in the Company's Annual Report on Form 10-K for the year ended December 31, 1999 filed with the SEC.

                                 OTHER BUSINESS

         The Board of Directors knows of no business other than the matters set forth herein which will be presented at the Annual Meeting. Inasmuch as matters not known at this time may come before the meeting, the enclosed proxy confers discretionary authority with respect to such matters as may properly come before the meeting and it is the intention of the persons named in the proxy to vote in accordance with their judgment on such matters.

                             STOCKHOLDER PROPOSALS

         Stockholders who wish to submit proposals pursuant to Rule 14a-8 of the 1934 Act for inclusion in the Proxy Statement for the Company's 2001 Annual Meeting of Stockholders must submit the same to the Secretary of the Company on or before January 15, 2001 at the Company's principal executive office, 565 Fifth Avenue, 29th Floor, New York, NY 10017. In order for a shareholder proposal at the 2001 annual meeting submitted outside of Rule 14a-8 to be considered "timely" within the meaning of Rule 14a-4(c) of the 1934 Act, such proposal must be received by the Company on or prior to April 3, 2001.

                             ADDITIONAL INFORMATION

         We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC public reference rooms in Washington, DC, New York, NY or Chicago, IL. You can request copies of these documents by writing to the SEC and paying a fee for the copying costs. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference rooms. Our SEC filings are also available at the SEC's Web site at "http://www.sec.gov." In addition, you can read and copy our SEC filings at the office of the National Association of Securities Dealers, Inc. at 1735 K Street, Washington, DC 20006.

                           ANNUAL REPORT ON FORM 10-K

         THE COMPANY IS REQUIRED TO FILE AN ANNUAL REPORT ON FORM 10-K WITH THE SEC. A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1999, FILED WITH THE SEC IS AVAILABLE WITHOUT CHARGE BY WRITING TO ROBERT C. LEWIS, VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY, RARE MEDIUM GROUP, INC., 565 FIFTH AVENUE, 29TH FLOOR, NEW YORK, NEW YORK 10017.

                     IMPORTANT--MAIL YOUR SIGNED PROXY CARD

         Please complete, sign, date and mail the enclosed Proxy Card.

                                          By Order of the Board of Directors.

                                          /S/ Robert C. Lewis

                                          Robert C. Lewis, Vice President,
                                          General Counsel and Secretary

May 15, 2000
New York, New York

                                     PROXY

                            RARE MEDIUM GROUP, INC.

            PROXY FOR ANNUAL MEETING OF STOCKHOLDERS ON JUNE 15, 2000

                       SOLICITED BY THE BOARD OF DIRECTORS

         The undersigned hereby appoints Glenn S. Meyers, Chairman of the Board and Chief Executive Officer of Rare Medium Group, Inc. (the "Company"), and Jeffrey J. Kaplan, Executive Vice President and Chief Financial Officer of the Company, or either of them individually and each of them with the full power of substitution, as attorney and proxy of the undersigned for and in the name, place and stead of the undersigned to appear at the Annual Meeting of Stockholders of the Company to be held on the 15th day of June, 2000, at 10:00 a.m., local time, in the Forest ballroom at the W Hotel, located at 541 Lexington Avenue, New York, New York 10022, and at any postponement or adjournment thereof (the "meeting"), and to vote all of the shares of Common Stock which the undersigned is entitled to vote, with all the powers and authority the undersigned would possess if personally present. The Board of Directors recommends a vote for approval of each of the nominees for Director and for each of the proposals to be voted on at the meeting.

         The Board of Directors has fixed the close of business on April 21, 2000, as the record date for the determination of Stockholders entitled to vote at the meeting. Only Stockholders of record at the close of business on the record date will be entitled to notice of, and to vote at, the meeting or any postponement or adjournment thereof.

         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS TO THE CONTRARY ARE INDICATED IN THE BOXES PROVIDED, THE PERSONS NAMED HEREIN INTEND TO VOTE FOR APPROVAL OF EACH OF THE NOMINEES FOR DIRECTOR AND FOR APPROVAL OF EACH OF THE PROPOSALS TO BE VOTED ON AT THE MEETING.

         THE SAID ATTORNEY AND PROXY PRESENT AT SAID MEETING MAY EXERCISE ALL THE POWERS HEREUNDER. THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE ACCOMPANYING PROXY STATEMENT.

                                    (Continued and to be signed on reverse side)

Please mark your votes
as in this example     /X/

1.       TO ELECT TWO CLASS 1 DIRECTORS, MARK J. ROWAN AND JEFFREY M. KILLEEN

             FOR                   WITHHOLD
           the two                 AUTHORITY
          nominees as         to vote for the two
           a group            nominees as a group

            / /                       / /

(To withhold authority to vote for any individual nominee, write the nominee's name in the line below.)

--------------------------------------------------------------------------------

2.       TO RATIFY THE AMENDMENTS TO THE COMPANY'S 1998 LONG-TERM INCENTIVE
         PLAN;

         FOR             AGAINST             ABSTAIN
         / /               / /                 / /

3. TO RATIFY THE APPOINTMENT OF KPMG LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY FOR THE YEAR ENDING DECEMBER 31, 2000; AND

         FOR             AGAINST             ABSTAIN
         / /               / /                 / /


4. TO TRANSACT SUCH OTHER BUSINESS AS MAY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

                                    PLEASE MARK, SIGN, DATE AND RETURN THIS
                                    PROXY CARD PROMPTLY, USING THE ENCLOSED
                                    ENVELOPE.

Stockholder's Signature                             Dated:                , 2000
                       ----------------------------       ----------------
Signature                                           Dated:                , 2000
         ------------------------------------------       ----------------

NOTE: It is necessary that you date this Proxy and sign your name (or names) exactly as it appears on the label indicating any official position or representative capacity.

                                     PROXY

                            RARE MEDIUM GROUP, INC.

            PROXY FOR ANNUAL MEETING OF STOCKHOLDERS ON JUNE 15, 2000

                       SOLICITED BY THE BOARD OF DIRECTORS

         The undersigned hereby appoints Glenn S. Meyers, Chairman of the Board and Chief Executive Officer of Rare Medium Group, Inc. (the "Company"), and Jeffrey J. Kaplan, Executive Vice President and Chief Financial Officer of the Company, or either of them individually and each of them with the full power of substitution, as attorney and proxy of the undersigned for and in the name, place and stead of the undersigned to appear at the Annual Meeting of Stockholders of the Company to be held on the 15th day of June, 2000, at 10:00 a.m., local time, in the Forest ballroom at the W Hotel, located at 541 Lexington Avenue, New York, New York 10022, and at any postponement or adjournment thereof (the "meeting"), and to vote all of the shares of Preferred Stock which the undersigned is entitled to vote, with all the powers and authority the undersigned would possess if personally present. The Board of Directors recommends a vote for approval of the nominee for Director and for each of the proposals to be voted on at the meeting.

         The Board of Directors has fixed the close of business on April 21, 2000, as the record date for the determination of Stockholders entitled to vote at the meeting. Only Stockholders of record at the close of business on the record date will be entitled to notice of, and to vote at, the meeting or any postponement or adjournment thereof.

         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS TO THE CONTRARY ARE INDICATED IN THE BOXES PROVIDED, THE PERSONS NAMED HEREIN INTEND TO VOTE FOR APPROVAL OF EACH OF THE NOMINEES FOR DIRECTOR AND FOR APPROVAL OF EACH OF THE PROPOSALS TO BE VOTED ON AT THE MEETING.

         THE SAID ATTORNEY AND PROXY PRESENT AT SAID MEETING MAY EXERCISE ALL THE POWERS HEREUNDER. THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE ACCOMPANYING PROXY STATEMENT.

                                    (Continued and to be signed on reverse side)

Please mark your votes
as in this example     /X/

1.       TO ELECT ONE CLASS 1 DIRECTOR, MICHAEL S. GROSS.

            FOR                    WITHHOLD
            the                   AUTHORITY
          nominee           to vote for the nominee

            / /                      / /


(To withhold authority to vote for the nominee, write the nominee's name in the line below.)

--------------------------------------------------------------------------------

2.       TO RATIFY THE AMENDMENTS TO THE COMPANY'S 1998 LONG-TERM INCENTIVE
         PLAN;

         FOR             AGAINST             ABSTAIN
         / /               / /                 / /

3. TO RATIFY THE APPOINTMENT OF KPMG LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY FOR THE YEAR ENDING DECEMBER 31, 2000; AND

         FOR             AGAINST             ABSTAIN
         / /               / /                 / /

4. TO TRANSACT SUCH OTHER BUSINESS AS MAY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

                                    PLEASE MARK, SIGN, DATE AND RETURN THIS
                                    PROXY CARD PROMPTLY, USING THE ENCLOSED
                                    ENVELOPE.

Stockholder's Signature                             Dated:                , 2000
                       ----------------------------       ----------------
Signature                                           Dated:                , 2000
         ------------------------------------------       ----------------

NOTE: It is necessary that you date this Proxy and sign your name (or names) exactly as it appears on the label indicating any official position or representative capacity.